Exhibit 10.1

SED INTERNATIONAL HOLDINGS, INC.

2007 Restricted Stock Plan

1.	PURPOSE.

          The 2007 Restricted Stock Plan (the “Plan”) is intended to promote the interests of SED INTERNATIONAL HOLDINGS, INC. (the “Company”) by providing employees of the Company and its Affiliates with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its Affiliates by acquiring a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other key employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

2.	DEFINITIONS.

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

(c) “Award” shall mean any Restricted Stock Award granted under the Plan.

(d) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e) “Board” shall mean the Board of Directors of the Company.

          (f)           “Cause” shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company. Determination of Cause shall be made by the Board or the Committee, as the case may be, in its sole discretion.

(g) “Change in Control” shall mean the occurrence of any one of the following events:

          (i)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

          (ii)          the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

          (iii)          there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board, the surviving entity or any parent thereof or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired 50% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or

          (iv)          the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          (h)          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (i)          “Committee” shall mean the committee established by the Board to administer the Plan the composition of which shall satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

          (j)          “Company” shall mean SED INTERNATIONAL HOLDINGS, INC., a corporation organized under the laws of the State of Georgia, or any successor corporation.

          (k)          “Director” shall mean a member of the Board.

          (I)          “Disability” shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; or (2) such other condition as may be determined in the sole discretion of the Board or the Committee, as the case may be, to constitute Disability.

          (m)          “Effective Date” shall mean the date on which the Plan is approved by the Board.

          (n)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (o)          The “Fair Market Value” of a share of Stock as of a particular date shall mean the per share closing price on the grant date of the Award or, if the Stock did not trade on any such date, then the average of the per share closing Bid and Ask prices on the grant date of the Award; provided, however, if the Stock is principally traded on a nationally recognized Stock Exchange or Stock Market, then the fair market value per share of Stock shall be determined in accordance with the applicable rules and regulations of any such Exchange or Market.

          (p)          “Issue Date” shall mean the date established by the Board or the Committee, as the case may be, on which certificates representing Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(e).

          (q)          “Participant” shall mean (1) a director, employee or consultant of the Company or any of its Affiliates to whom an Award is granted pursuant to the Plan and (2) upon the death of an individual described in (1), his or her successors, heirs, executors and administrators, as the case may be.

          (r)          “Performance Goals” shall mean performance goals determined by the Board or the Committee, as the case may be, in its discretion, which goals may be based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation and (viii) implementation or completion of critical projects or processes.

          (s)          “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock of the Company.

          (t)          “Plan” shall mean the 2007 Restricted Stock Plan, as amended from time to time.

          (u)          “Restricted Stock” shall mean a share of Stock which is granted pursuant to the terms of Section 7.

          (v)          “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

          (w)          “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

          (x)          “Stock” shall mean shares of the common stock, par value $.01 per share, of the Company.

          (y)          “Vesting Date” shall mean the date established by the Board or the Committee, as the case may be, on which Restricted Stock may vest.

3.        STOCK SUBJECT TO THE PLAN.

          The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 750,000 shares, subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of unrestricted shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

          In the event that the Board or the Committee, as the case may be, shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Board or the Committee, as the case may be, shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the purchase price of an Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

4.        ADMINISTRATION OF THE PLAN.

          The Plan shall be administered by the Board or the Committee. The Board or the Committee, as the case may be, shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the Persons to whom and the time or times at which Awards shall be granted; to determine the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Board or the Committee, as the case may be, may, in its absolute discretion, without amendment to the Plan, (a) accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock and (b) otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 8 shall govern the vesting schedule of any Award granted hereunder.

          No member of the Board shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Georgia law) and hold harmless each member of Board and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board or the Committee, as the case may be) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.       ELIGIBILITY.

          Restricted Stock Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Affiliates.

6.       AWARDS UNDER THE PLAN; AGREEMENT.

          The Board or the Committee, as the case may be, may grant Restricted Stock Awards in such amounts and with such terms and conditions as the Board or the Committee, as the case may be, shall determine, subject to the provisions of the Plan.

          Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Board or the Committee, as the case may be, may in its sole discretion deem necessary or desirable. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.       RESTRICTED STOCK.

          (a)          Issue Date and Vesting Date. At the time of the grant of Restricted Stock, the Board or the Committee, as the case may be, shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Board or the Committee, as the case may be, may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 7(e). Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 7(b) are satisfied, and except as provided in Section 7(g), upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 7(c) shall lapse.

          (b)          Conditions to Vesting. At the time of the grant of Restricted Stock, the Board or the Committee, as the case may be, may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

          (c)          Restrictions on Transfer Prior to Vesting. Prior to the vesting of any Restricted Stock, no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

          (d)          Dividends on Restricted Stock. The Board or the Committee, as the case may be, in its discretion may require that any dividends or distributions paid on Restricted Stock be held in escrow until all restrictions on such Restricted Stock has lapsed.

          (e)          Issuance of Certificates.

          (1)          Reasonably promptly after the Issue Date with respect to Restricted Stock, the Company shall cause to be issued a certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares of Restricted Stock; provided that the Company shall not cause such a certificate to be issued unless it has received a power of attorney duly endorsed in blank with respect to such shares of Restricted Stock. Each such certificate shall bear the following legend and any such other legend as may be determined by the Board or the Committee, as the case may be, in its sole discretion:

The transferability of this certificate and the Stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2007

Restricted Stock Plan and an Agreement entered into between the registered owner of such Stock and the Company. A copy of the 2007 Restricted Stock Plan and Agreement is on file with the Secretary of the Company.

          Such legend shall not be removed until such Stock vests pursuant to the terms hereof.

          (2)          Each certificate issued pursuant to this Section 7(e), together with the powers relating to the Restricted Stock evidenced by such certificate, shall be held by the Company unless the Board or the Committee, as the case may be, determines otherwise.

          (f)          Consequences of Vesting. Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall lapse with respect to such Restricted Stock. Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares of Restricted Stock were granted a certificate evidencing such Stock, free of the legend set forth in Section 7(e).

          (g)          Effect of Termination of Employment.

          (1)          Unless the applicable Agreement provides otherwise, in the event that the employment, directorship or consultancy (together, hereinafter referred to as “employment”) of a Participant with the Company shall be terminated for any reason other than (i) by the Company for Cause or (ii) voluntarily by the Participant, any and all Stock to which restrictions on transferability apply shall become immediately vested and free of all restrictions.

          (2)          In the event that the employment of a Participant with the Company shall be terminated (i) by the Company for Cause or (ii) voluntarily by the Participant, all shares of Restricted Stock granted to such Participant which are not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock.

8.       CHANGE IN CONTROL.

          Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, the restrictions and forfeiture conditions applicable to any Award granted under the Plan shall lapse and such Award shall be deemed fully vested.

          Upon dissolution or liquidation of the Company, all Awards granted under this Plan shall terminate.

9.       NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO AWARD.

          Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

          No Person shall have any claim or right to receive an Award hereunder. The granting of an Award to a Participant at any time shall neither require the grant of any other Award to such Participant or other Person at any time or preclude the Board or the Committee, as the case may be, from making subsequent grants to such Participant or any other Person.

10.       SECURITIES MATTERS.

           (a)          The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Board or the Committee, as the case may be, may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares of Stock make such agreements and representations, and that such certificates bear such legends, as the Board or the Committee, as the case may be, in its sole discretion, deems necessary or desirable.

          (b)          The issuance of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, the requirements of any securities exchange on which shares of Stock are traded. The Board or the Committee, as the case may be, may, in its sole discretion, defer the effectiveness of any issuance of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Board or the Committee, as the case may be, shall inform the Participant in writing of its decision to defer the effectiveness of a issuance.

11.      WITHHOLDING TAXES.

           Whenever shares of Stock are to be delivered free of the restrictions imposed pursuant to Section 7(b), the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Board or the Committee, as the case may be, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld; provided, however, that the number of shares so withheld shall not have an aggregate Fair Market Value in excess of the minimum federal and state withholding obligation. Such shares of Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional shares of Stock amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Stock to be delivered pursuant to an Award.

12.        NOTIFICATION OF ELECTION UNDER SECTION 83(B) OF THE CODE.

             If any Participant shall, in connection with the grant of an Award under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of issuance the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

13.       AMENDMENT OR TERMINATION OF THE PLAN.

            The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 162(m) of the Code or is otherwise required by law or applicable stock exchange requirements. Awards may be granted under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no Award may be vested or otherwise satisfied prior to the receipt of such approval.

            Nothing herein shall restrict the Board’s or the Committee’s, as the case may be, ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

14.       TRANSFERS UPON DEATH; NONASSIGNABILITY.

            Upon the death of a Participant, shares of Stock to be issued in respect of outstanding Awards shall be issued only to the executor or administrator of the Participant’s estate or to a Person who shall have acquired the right to such Award by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Board or the Committee, as the case may be, shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Board or the Committee, as the case may be, may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

15.       EXPENSES AND RECEIPTS.

            The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

16.       FAILURE TO COMPLY.

            In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within 10 days after notice of such failure by the Board or the Committee, as the case may be, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Board or the Committee, as the case may be, in its absolute discretion, may determine.

17.       EFFECTIVE DATE AND TERM OF PLAN.

            The Plan became effective on the Effective Date and, unless earlier terminated by the Board, the right to grant Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

18.       APPLICABLE LAW.

            Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Georgia, without reference to its principles of conflicts of law.

19.       PARTICIPANT RIGHTS.

            No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by any Award until the date of the issuance of a certificate or certificates to him or her for such shares of Stock. Except as otherwise expressly provided in Section 3, no adjustment to any Award shall be made for dividends or other rights prior to the date such certificate is issued.

20.       BENEFICIARY.

            A Participant may file with the Board or the Committee, as the case may be, a written designation of a beneficiary on such form as may be prescribed by the Board or the Committee, as the case may be, and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

21.       INTERPRETATION.

            The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

22.       SEVERABILITY.

            If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.